UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2010

COMSYS IT PARTNERS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-27792	56-1930691
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1800 Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 386-1400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 6, 2010, COMSYS IT Partners, Inc. (the “Company”) reported via press release that it expects results of operations for its fourth quarter and year ended January 3, 2010 to exceed previously issued guidance. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Company’s Board approved the following equity grants under the Company’s Amended and Restated 2004 Stock Incentive Plan effective January 4, 2010:

Equity grants of 100,000; 60,000; 35,000; 35,000; and 27,500 restricted shares for Messrs. Enterline, Barker, Kerr, Bramlett and Bobbitt, respectively. Half of these shares will vest in equal annual installments over three years. The remaining shares will performance vest over the three-year period based on Company specific targets and certain peer performance criteria, which in each case will be set by the Compensation Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated January 6, 2010

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: January 6, 2010

By: /s/ Amy Bobbitt
Name: Amy Bobbitt
Title: Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated January 6, 2010